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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


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
                                                                                Jurisdiction of  Percent of
Parent                              Subsidiaries                                Organization       Ownership
------                              ------------                                ------------     -----------

Hawk Corporation                    Friction Products Co.                       Ohio                    100%
                                    Logan Metal Stampings, Inc.                 Ohio                    100%
                                    Helsel, Inc.                                Delaware                100%
                                    S.K. Wellman Holdings, Inc.                 Delaware                100%
                                    Sinterloy Corporation                       Delaware                100%
                                    Clearfield Powdered Metals, Inc.            Pennsylvania            100%
                                    Hawk International FSC, Corp.               Barbados                100%
                                    Allegheny Powder Metallurgy, Inc.           Pennsylvania            100%
                                    Quarter Master Industries, Inc.             Delaware                100%
                                    Tex Racing Enterprises, Inc.                Delaware                100%
                                    Hawk MIM, Inc.                              Ohio                    100%

Friction Products Co.               Hawk Brake, Inc.                            Ohio                    100%

Hawk Mauritius, Ltd.                Hawk Composites (Suzhou)
                                    Company Limited                             China                   100%

Hawk MIM, Inc.                      Net Shape Technologies LLC                  Delaware              66.67%

Helsel, Inc.                        Hutchinson Products LLC                     Delaware                100%
                                    Hutchinson Products de Mexico,
                                    S. de R.L. de C.V.                          Mexico                   95%
                                    Hawk Mauritius, Ltd.                        Mauritius               100%

Hutchinson Products LLC             Hutchinson Products de Mexico,
                                    S. de R.L. de C.V.                          Mexico                    5%
                                    Hutchinson Products Monterrey,
                                    S.A. de C.V.                                Mexico                    5%

Hutchinson Products de Mexico,      Hutchinson Products Monterrey,
S. de R.L. de C.V.                  S.A. de C.V.                                Mexico                   95%


S.K. Wellman                        S.K. Wellman Corp.                          Delaware                100%
Holdings, Inc.                      Wellman Friction Products
                                    U.K. Corp.                                  Delaware                100%
                                    S.K. Wellman S.p.A.                         Italy                    95%

S.K. Wellman Corp.                  The S.K. Wellman Company
                                    of Canada Limited                           Canada                  100%
                                    S.K. Wellman S.p.A.                         Italy                     5%
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